Exhibit 99.1

PRESS RELEASE Contact: eLoyalty Corporation Bill Noon, Vice President, Chief Financial Officer (847) 582-7019 ir@eloyalty.com	eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045 www.eloyalty.com t 847.582.7000 f 847.582.7001

eLoyalty Announces First Quarter 2010 Results

LAKE FOREST, IL, May 5, 2010 – eLoyalty Corporation (Nasdaq: ELOY), a leading Integrated Contact Solutions and Behavioral Analytics™ services company, today announced financial results for the first quarter ended March 27, 2010.

For the first quarter of 2010, total revenue was $20.0 million and the net loss was $5.1 million. The net loss available to common shareholders was $0.40 per share. eLoyalty realized an “Adjusted Earnings1” loss of $2.0 million for the first quarter of 2010. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings to operating loss, see the accompanying schedule.

The following is a summary of revenue by major component:

	Three Months Ended
(000’s)	3/27/2010	3/28/2009	% Change
Revenue:
Managed Services	$13,438	$11,180	20%
Consulting Services	3,584	7,646	-53%

Services Revenue	17,022	18,826	-10%
Product	2,211	12,038	-82%

Net Revenue	19,233	30,864	-38%
Reimbursed expenses	727	944

Total Revenue	$19,960	$31,808	-37%

Q1 Highlights

•	Signed $27.7 million of Managed Services contracts in the first quarter

•	Increased Managed Services Backlog[2] 16% to $101.6 million

•	Achieved 20% year over year growth in Managed Services revenue

•	Grew Behavioral AnalyticsTM Service Subscriptions 73% year over year

Second Quarter 2010 Guidance

Based on the weaker than expected first quarter Services revenues, early in the second quarter, eLoyalty took actions to reduce its ICS Business Unit expenses by approximately $2.5 million on an annual basis.

eLoyalty currently expects its Second Quarter 2010 Services revenues will be approximately $17.5 million.

eLoyalty provides guidance for Services revenue only. Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, May 5, 2010. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the live call is completed until May 19, 2010, by dialing (800) 642-1687 or, for international callers, (706) 645-9291 and entering conference ID number 67411138.

About eLoyalty

eLoyalty enables its customers to achieve breakthrough results with revolutionary analytics and implementation of advanced VoIP applications. eLoyalty’s principal offerings include the Behavioral Analytics™ Service and Integrated Contact Solutions (ICS).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	eLoyalty uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods. Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $34.6m in 2010; $32.2m in 2011; $22.0m in 2012; $12.8m in 2013 and thereafter.

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended
	March 27, 2010	March 28, 2009
Revenue:
Services	$17,022	$18,826
Product	2,211	12,038

Revenue before reimbursed expenses (net revenue)	19,233	30,864
Reimbursed expenses	727	944

Total revenue	19,960	31,808

Operating expenses:
Cost of services	11,048	13,255
Cost of product	1,796	10,401

Cost of revenue before reimbursed expenses	12,844	23,656
Reimbursed expenses	727	944

Total cost of revenue, exclusive of depreciation and amortization shown below:	13,571	24,600
Selling, general and administrative	9,918	9,176
Severance and related costs	356	644
Depreciation and amortization	1,132	997

Total operating expenses	24,977	35,417

Operating loss	(5,017)	(3,609)
Interest and other income (expense), net	109	(179)

Loss from continuing operations before income taxes	(4,908)	(3,788)
Income tax provision	(22)	(18)

Loss from continuing operations	(4,930)	(3,806)
Loss on discontinued operations	(136)	—

Net loss	(5,066)	(3,806)
Dividends related to Series B Stock	(323)	(323)

Net loss available to common stockholders	$(5,389)	$(4,129)

Per common share:
Basic loss from continuing operations	$(0.37)	$(0.29)

Basic loss from discontinued operations	$(0.01)	$—

Basic net loss	$(0.40)	$(0.32)

Per common share:
Diluted loss from continuing operations	$(0.37)	$(0.29)

Diluted loss from discontinued operations	$(0.01)	$—

Diluted net loss	$(0.40)	$(0.32)

Shares used to calculate basic net loss per share	13,458	13,086

Shares used to calculate diluted net loss per share	13,458	13,086

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of services	$48	$336
Selling, general and administrative	1,511	1,748
Severance and related costs	—	248

eLoyalty Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	March 27, 2010	December 26, 2009
ASSETS:
Current Assets:
Cash and cash equivalents	$26,511	$28,982
Restricted cash	3,745	3,745
Receivables, (net of allowances of $68 and $151)	8,081	9,313
Prepaid expenses	12,562	10,126
Other current assets	1,695	944

Total current assets	52,594	53,110
Equipment and leasehold improvements, net	5,954	6,194
Goodwill	2,643	2,643
Intangibles, net	396	476
Other long-term assets	10,813	8,180

Total assets	$72,400	$70,603

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$4,070	$3,634
Accrued compensation and related costs	5,433	5,762
Unearned revenue	22,641	20,436
Other current liabilities	4,843	5,067

Total current liabilities	36,987	34,899
Long-term unearned revenue	13,955	9,526
Other long-term liabilities	1,439	1,705

Total liabilities	52,381	46,130

Redeemable Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,616,162 and 3,616,169 shares issued and outstanding at March 27, 2010 and December 26, 2009, respectively, with a liquidation preference of $19,411 and $19,733 at March 27, 2010 and December 26, 2009, respectively	18,442	18,442

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 15,435,123 and 14,871,521 shares issued at March 27, 2010 and December 26, 2009, respectively; and 14,689,417 and 14,220,279 outstanding at March 27, 2010 and December 26, 2009, respectively	154	149
Additional paid-in capital	204,810	203,627
Accumulated deficit	(195,887)	(190,821)
Treasury stock, at cost, 745,706 and 651,242 shares at March 27, 2010 and December 26, 2009, respectively	(3,759)	(3,295)
Accumulated other comprehensive loss	(3,741)	(3,629)

Total stockholders’ equity	1,577	6,031

Total liabilities and stockholders’ equity	$72,400	$70,603

eLoyalty Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Three Months Ended
	March 27, 2010	March 28, 2009
Cash Flows from Operating Activities:
Net loss	$(5,066)	$(3,806)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	1,132	997
Stock-based compensation	1,559	2,084
Loss on discontinued operations	136	—
Provision (reversal) for uncollectible amounts	(79)	47
Severance and related costs	5	248
Changes in assets and liabilities:
Receivables	1,288	(11,722)
Prepaid expenses	(5,166)	(4,605)
Other assets	(750)	(2,268)
Accounts payable	442	6,058
Accrued compensation and related costs	(324)	(147)
Unearned revenue	6,644	6,030
Other liabilities	(3)	(185)

Net cash used in operating activities	(182)	(7,269)

Cash Flows from Investing Activities:
Capital expenditures and other	(712)	(666)

Net cash used in investing activities	(712)	(666)

Cash Flows from Financing Activities:
Principal payments under capital lease obligations	(399)	(214)
Acquisition of treasury stock	(464)	(433)
Payment of Series B Stock dividends	(646)	(2)
Decrease in restricted cash	—	196
Proceeds from stock compensation and employee stock purchase plans, net	34	25

Net cash used in financing activities	(1,475)	(428)

Effect of exchange rate changes on cash and cash equivalents	(102)	(64)

Decrease in cash and cash equivalents	(2,471)	(8,427)
Cash and cash equivalents, beginning of period	28,982	27,064

Cash and cash equivalents, end of period	$26,511	$18,637

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$108	$579
Capital equipment purchased on credit	108	579
Change in net unrealized security loss	—	(9)

Supplemental Disclosures of Cash Flow Information:
Interest paid	$(48)	$(213)

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended
	March 27, 2010	March 28, 2009
GAAP — Operating loss	$(5,017)	$(3,609)

Add back (reduce) the effect of:
Stock-based compensation	1,559	2,084
Severance and related costs	356	644
Depreciation and amortization	1,132	997

Adjusted earnings measure — (loss) income	$(1,970)	$116